PURCHASE AGREEMENT

THIS AGREEMENT is made as of the 1st day of July 1999 by and between the Stockholders of MBM Capital Group Inc., a Nevada Corporation, ("SOFMBM"), located at P.O. Box 5068, Laguna Beach, California 92652 and Internet Business's International, Inc. ("IBUI"), located at 3900 Birch Street, Suite 111, Newport Beach, California 92660.

THE PARTIES AGREE AS FOLLOWS:

1. Agreement.

1.1 Subject to the terms and conditions of this Agreement, IBUI agrees to pay at closing $72,000.00 cash plus up to 500,000 shares (prorated based upon income) for, SOFMBM's (MBM Capital Groups Inc.) production facility, and commerce site. The payments will be as follows; $72,000.00 cash on closing and the stock of IBUI restricted as per rule 144 within 45 days of closing (based upon the agreed to pro ration formula).

1.2 Closing: The closing shall take place on or before July 10th, 1999 or at such other time and place as SOFMBM and IBUI mutually agree upon in writing (which time and place are designated as the "Closing"). At the Closing, SOFMBM, shall deliver to IBUI, all documents necessary to transfer ownership and title to the MBM, and all MBM customer lists, all MBM customer accounts, all MBM customer contracts and paperwork pertaining thereto, MBM trademarks, MBM and related licenses, MBM software copyrights, MBM text copyrights, all rights as applicable in and to the domain name, MBM and related operating manuals, scripts and programs, and graphics and words, MBM accounting systems, and the MBM database.

2. Representations and Warranties of SOFMBM

Except as expressly set forth in any Schedule of Exceptions furnished to the Parties with respect to the subparagraphs hereof, SOFMBM hereby represents and warrants to the Parties the following:

2.1 Organization, Will Be In Good standing: MBM is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to carry on its business as now conducted. SOFMBM.

2.2. Subsidiaries: SOFMBM does presently own or control, directly or indirectly, other interests in other corporations.

2.3 Litigation: There is no action, suit proceeding or investigation currently threatened against the SOFMBM which questions the validity of this Agreement or the right of SOFMBM to enter into it, or to consummate the transactions contemplated hereby, or which might result, in the aggregate, in any material adverse changes in the assets, conditions, affairs or prospects of SOFMBM. SOFMBM is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

2.4 Title to Property and Assets: SOFMBM owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and which do not materially impair SOFMBM's ownership or use of such property or assets. With respect to the property and assets it leases, SOFMBM is in compliance with such leases and, to the best of SOFMBM's knowledge, holds a valid leasehold interest free and clear of any liens, claims, or encumbrances.

2.5 Changes: Since 6/1/99 there has not been, any change in the assets, liabilities, financial condition or operating results of SOFMBM, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse;

2.6 Absence of Undisclosed Liabilities: SOFMBM has no material liabilities or obligations, either accrued or unaccrued, fixed or contingent, which have not been disclosed.

3. Representations and Warranties of the Parties

Except as expressly set forth in any Schedule of Exceptions furnished to the SOFMBM with respect to the subparagraphs hereof, the Parties hereby, jointly and severally, represent and warrant to SOFMBM the following:

3.2 Authorization: All action on the part of the Parties necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of the Parties hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Parties, enforceable in accordance with its terms.

3.4 Litigation: There is no action, suit proceeding or investigation currently threatened against IBUI which questions the validity of this Agreement or the right of the parties to enter it, or to consummate the transactions contemplated hereby.

 3.5 Good Title: At Closing, IBUI will deliver to SOFMBM an acknowledgment with respect to the MBM, that SOFMBM is the registered owner, on the books and records of the MBM.

4. Conditions of the Obligations of SOFMBM at Closing:

The obligations of SOFMBM under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

4.1 Representations and Warranties of SOFMBM: The representations and warranties of SOFMBM contained in Section 2 hereof shall be as and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

4.2 Performance by SOFMBM: SOFMBM shall have conformed with all agreements, obligations and conditions contained in this Agreement to which it is subject on or before Closing.

5. Conditions of the Obligations of the Parties at Closing.

The obligations of the Parties under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

5.1 Representations and Warranties of the Parties: The representations and warranties of the Parties contained in
Section 3 hereof shall be true on and as of the closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

5.2 Performance by the Parties: The Parties shall have conformed with all agreements, obligations and conditions contained in this Agreement to which they are subject on or before Closing.

6. Survival of Representations and Warranties and
Indemnification.

6.1 Survival of Representations and Warranties: Not with standing the Closing of this Agreement, the representations and warranties of SOFMBM and the Parties contained in this agreement shall survive the Closing until the date one (1) year after the date of the Closing, provided, however, that as to any breach, or misstatement in, any misrepresentation or warranty as to which the Parties have given notice to SOFMBM or has given notice to the Parties on or prior to the expiration of such (1) year period, the same shall continue to survive beyond said period, but only as to the matters contained in such notice.

6.2 Indemnification by SOFMBM: SOFMBM covenants and agrees to hold IBUI harmless from any and all costs, expenses, losses, damages, and liabilities incurred or suffered directly or indirectly by IBUI (including reasonable legal fees and costs) proximately resulting from or attributable to the material breach of, or a material misstatement in, any one or more of the representations or warranties of SOFMBM made in or pursuant to this Agreement. Not with standing any other provision of this Agreement, the Parties acknowledge and agree that no representation of SOFMBM hereunder or omission from this Agreement or its schedules shall be deemed materially misleading and no warranty hereunder by SOFMBM shall be deemed breached if IBUI have obtained accurate information regarding the matter prior to Closing.

6.3 Indemnification by IBUI: IBUI jointly and severally covenant agree to hold SOFMBM harmless from any and all costs, expenses, losses, damages, and liabilities incurred or suffers directly or indirectly by SOFMBM (including reasonable legal fees and costs) proximately resulting from or attributable to the material breach of or a material misstatement in, any one or more of the representations or warranties of IBUI made in pursuant to this Agreement. Not with standing any other provision of this Agreement, SOFMBM acknowledges and agrees that no representation of IBUI hereunder or omission from this Agreement or its schedules shall deemed materially misleading and no warranty hereunder by IBUI shall be deemed breached if SOFMBM has obtained accurate information regarding the matter prior to Closing.

6.4 Defense Against Asserted Claims: If any claim or assertion of liability is made by a third party against a party indemnified pursuant to this Section 6 (the "Indemnified Party") based on any liability or absence of right which, if established, would constitute a matter for which the Indemnified Party would be entitled to indemnification by another party hereto (the
"Indemnifying Party") the Indemnified Party shall with reasonable promptness give to the Indemnifying Party written notice of the claim or assertion of liability and request the Indemnifying
Party to defend same. The Indemnifying Party shall have the right to defend against such liability or assertion, in which event the Indemnifying Party shall give written notice to the Indemnified
Party of the acceptance of defense of such claim and the identity of counsel selected by the Indemnifying Party with respect of such matters. The Indemnified Party shall be entitled to participate with the Indemnifying Party in such defense and also shall be entitled at its option to employ separate counsel for such defense at the expense of the Indemnified Party. In the event the Indemnifying Party does not accept the defense of the matter as provided above or in the event that the Indemnifying Party or its counsel fails to use reasonable care in maintaining such defense, the Indemnified Party shall have the right to employ counsel for such defense at the expense of the Indemnifying Party. All Parties hereto will cooperate with each other in the defense of any such action and the relevant records of each shall be available to the other with respect to such defense.

7.Miscellaneous

7.1 Successors and Assigns: The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of SOFMBM and the Parties, respectively. Nothing in this Agreement, express or implied, is intended to confer upon any Party other than the Parties hereto or their respective successors and assigns rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2 Governing Laws: The laws of the state of Nevada shall govern the rights and liabilities of the Parties to this Agreement and the validity, construction, and interpretation thereof

7.3 Counterparts: This Agreement may be executed in two or more countertops, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.4 Titles and Subtitles: The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing this Agreement.

7.5 Notices: Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the Party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the Party to be notified at the address indicated for such Party in this Agreement, which is incorporated herein by references, or at such other address as such party may designate by ten (10) days advance written notice to the other parties.

7.6 Finders' Fee: Each party represents that it neither is nor will be obligated for any finders' fee nor commission in connection with this transaction, other then those already agreed to.

7.7 Expenses: Each party shall pay its or his respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement.

7.8 Joint and Several: Whenever any party undertakes any joint and several covenant, agreement, representation, warranty, waiver and/or other obligation under this Agreement, the breach by any party to the joint and several undertaking shall be deemed to be breached by all Parties to that undertaking and any Party aggrieved by any such breach may proceed at its sole and absolute discretion against any one or more or all of the Parties bound by that joint and several undertaking.

7.9 Amendments and Waivers: Any term of this Agreement may be amended and the observance of any terms of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of all Parties hereto.

7.10 Severability: If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed this Agreement effective the 1st day of July 1999.

INTERNET BUSINESS'S INTERNATIONAL, INC.
(A Delaware Corporation)


/s/  Albert Reda
By: Albert Reda, CEO

Stock Holders of MBM Capital Group Inc


/s/                   .
By: Attorney in Fact